Registration No. 333-_________

As filed with the Securities and Exchange Commission on September 30, 2022

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-8

REGISTRATION STATEMENT NO. 333-203055
UNDER
THE SECURITIES ACT OF 1933
________________

ADDvantage Technologies Group, Inc.
(Exact name of issuer as specified in its charter)
________________

Oklahoma		73-1351610
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
_______________________________

1430 Bradley Lane
Carrollton, Texas 75007
(Address of Principal Executive Offices, Zip Code)

2015 Incentive Stock Plan
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Michael A. Rutledge
1430 Bradley Lane
Carrollton, Texas 75007
(918) 251-9121
(Name, address and telephone number, including area code, of agent for service)
________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Accelerated Filer [ ]
Non-accelerated filer [X] Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [ ]

EXPLANATORY NOTE

Registration of Additional Securities

On March 26, 2015, ADDvantage Technologies Group, Inc. (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-203055) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 1,115,591 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) available for issuance under the Registrant’s 2015 Incentive Stock Plan (as amended, the “Plan”). On March 18, 2020, the stockholders approved an amendment to the Plan to increase the number of shares issuable thereunder by 1,000,000 shares, and the registration statement reflecting such increase was filed on April 17, 2020. On September 23, 2022, the stockholders approved an amendment to the Plan to increase the number of shares issuable thereunder by 1,000,000 shares. This Registration Statement on Form S-8 relates to such increase and, pursuant to General Instruction E for registration statements on Form S-8, the filing fee relates only to such increase.

Pursuant to General Instruction E for registration statements on Form S-8, the contents of the registration statement on Form S-8 (File No. 333-203055), filed with the Commission on May 26, 2015, are incorporated herein by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8. EXHIBITS

Exhibit No.	Title
4.1 (1)	2015 Incentive Stock Plan, as amended (incorporated by reference from the Company’s Proxy Statement on Schedule 14A filed with the Commission on January 23, 2015 (Commission File No. 001-03920))
5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
23.1	Consent of HoganTaylor LLP
23.2	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included in signatures)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmers Branch, State of Texas on the 30th day of September, 2022.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

By: /s/ Michael A. Rutledge
Name: Michael A. Rutledge
Title: Chief Financial Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael A. Rutledge, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his or her capacity as a director or officer of ADDvantage Technologies Group, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Joseph E. Hart Joseph E. Hart	President, Chief Executive Officer, and Director (principal executive officer)	Dated: September 30, 2022
/s/ Michael A. Rutledge Michael A. Rutledge	Chief Financial Officer (principal financial officer)	Dated: September 30, 2022
/s/ David E. Chymiak David E. Chymiak	Director	Dated: September 30, 2022
/s/ Timothy S. Harden Timothy S. Harden	Director	Dated: September 30, 2022
/s/ James C. McGill James C. McGill	Director	Dated: September 30, 2022
/s/ John M. Shelnutt John M. Shelnutt	Director	Dated: September 30, 2022
/s/ David W. Sparkman David W. Sparkman	Director	Dated: September 30, 2022